UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2019

RW Holdings NNN REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3090 Bristol Street, Suite 550, Costa Mesa, California
92626
(Address of principal executive offices)
(Zip Code)

(855) 742-4862
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01          Other Events.

Reinstatement of Distribution Reinvestment Plans and Share Repurchase Plans

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2019, the board of directors of RW Holdings NNN REIT, Inc. (the “Registrant”) temporarily suspended the Registrant’s distribution reinvestment plans for the Registrant’s Class C common stock and Class S common stock (the “DRPs”) and the Registrant’s share repurchase programs for Class C common stock and Class S common stock (“SRPs”).  Effective as of December 26, 2019, the board of directors of the Registrant has approved the reinstatement of the DRPs and SRPs. Redemption requests submitted on or after January 2, 2020 will be honored in accordance with the terms of the SRPs, and commencing December 26, 2019, participants in the DRPs will have their distributions reinvested in accordance with the terms of the DRPs.

Declaration of Distributions

On December 18, 2019, the board of directors of the Registrant declared distributions based on daily record dates for the period January 1, 2020 through January 31, 2020 at a rate of $0.0019221 per share per day on the outstanding shares of the Registrant’s Class C common stock and Class S common stock, which the Registrant will pay on February 25, 2020. The daily distribution rate of $0.0019221 per share of Class C common stock and Class S common stock per day reflects an annualized distribution of $0.7035 per share, which is consistent with distributions paid during 2018 and 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC.
(Registrant)

Dated: December 26, 2019	By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer